BOARD OF DIRECTORS AGREEMENT THIS AGREEMENT is made and entered into effective as of the date set forth below, by and between Hyzon Motors Inc., a Delaware corporation (the “Company”) with its principal place of business located at 475 Quaker Meeting House Road, Honeoye Falls, NY COrrect14472, and Andrea Farace, an individual (“Director”) with his principal residence on file with the Company. 1. Term Subject to the termination provisions set forth in Section 4, this Agreement shall continue until the Company’s second annual meeting of stockholders (the “Initial Term”), and should Director be re-elected by the Company’s stockholders, shall remain in effect for as long as Director is elected and serving as a member of the Board of Directors (the “Board”) by the shareholders of the Company (“Extended Term”). 2. Position and Responsibilities (a) Position. Effective as of May 4, the Board hereby appoints the Director to serve as a Board member and assigned to director Class II until the expiration of the Initial Term or until his earlier resignation, removal or death. Director shall perform such duties and responsibilities as are customarily related to such position in accordance with Company’s bylaws and applicable law, including, but not limited to, those services described on Exhibit A attached hereto (the “Services”). Director hereby agrees to use his best efforts to provide the Services. Director shall not allow any other person or entity to perform any of the Services for or instead of Director. Director shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority that are applicable to the Company and the performance of the Services, Company’s rules, regulations, and practices as they may from time- to-time be adopted or modified. (b) Other Activities. Director may be employed by another company, may serve on other boards of directors or advisory boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the Company’s shareholders. The ownership of less than a 5% interest in an entity, by itself, shall not constitute a violation of this duty. Director represents that Director has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict without the approval of a majority of the Board of Directors. If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will promptly notify the Board of such obligation, prior to making such disclosure or taking such action. (c) No Conflict. Director will not engage in any activity that creates an actual or perceived conflict of interest with Company, regardless of whether such activity is prohibited by DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84

Company’s conflict of interest guidelines or this Agreement, and Director agrees to notify the Board before engaging in any activity that could reasonably be assumed to create a potential conflict of interest with Company. Notwithstanding the provisions of Section 2(b) hereof, Director shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly or indirectly with the Company, as reasonably determined by a majority of Company’s disinterested board members, without the approval of the Board. 3. Compensation and Benefits (a) Director’s Fees. In consideration of the services to be rendered under this Agreement, Company shall pay Director Fees as provided in Exhibit B. (b) Stock, Stock Options, RSUs. Subject to actual grant by the Compensation Committee of the Board of Directors, Director will be granted stock options and Restricted Stock Units (“RSUs”) as set forth and described on Exhibit B in accordance with the Company’s 2021 Equity Incentive Plan (the “Plan”). The provisions of Exhibit B are incorporated into and made a part of this Agreement. (c) Expenses. The Company shall reimburse Director for all reasonable business expenses incurred in the performance of the Services in accordance with the Company’s expense reimbursement guidelines. (d) Indemnification. The company will indemnify and defend Director against any liability incurred in the performance of the Services to the fullest extent authorized in the Company’s Articles of Incorporation, as amended, bylaws, as amended, and applicable law. Company will purchase Director’s and Officer’s liability insurance when such policy is purchased by the Company, and Director shall be entitled to the protection of any insurance policies the Company maintains for the benefit of its Directors and Officers against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates. (e) Records. So long as the Director shall serve as a member of the Company’s Board of Directors the Director shall have full access to books and records of Company and access to management of the Company. 4. Termination (a) Right to Terminate. At any time, Director may be removed as Board member as provided in Company’s Articles of Incorporation, as amended, bylaws, as amended, and applicable law. Director may resign as Board member, or as the chair or member of any Board committee as provided in Company’s Articles of Incorporation, as amended, bylaws, as amended, and applicable law. The resignation or removal of Director from any Board committee shall not necessarily result in the resignation or removal of the Director from the Board. Notwithstanding anything to the contrary contained in or arising from this Agreement or any DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84

statements, policies, or practices of Company, neither Director nor Company shall be required to provide any advance notice or any reason or cause for termination of Director’s status as Board member, except as provided in Company’s Articles of Incorporation, as amended, Company’s bylaws, as amended, and applicable law. (b) Effect of Termination as Director. Upon Director’s termination this Agreement, Company shall pay to Director all compensation and expenses to which Director is entitled up through the date of termination and Director shall be entitled to his rights under any other applicable law. Thereafter, all of Company’s obligations under this Agreement shall cease. 5. Director’s Termination Obligations (a) Director agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Director incident to the Services and his membership on the Company’s Board or any committee therefore the sole and exclusive property of the Company and shall be promptly returned to the Company at such time as the Director is no longer a member of the Company’s Board. (b) Upon termination of this Agreement, Director shall be deemed to have resigned from all offices and committees then held with Company by virtue of his position as Board member. Director agrees that following any termination of this Agreement, he shall cooperate with Company in the winding up or transferring to other directors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company’s expense) in the defense of any action brought by any third party against Company that relates to the Services. 6. Nondisclosure Obligations Director shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Director as a result of performing the Services. “Proprietary Information” means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director’s general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Director without restriction by a third party who rightfully possesses the information and did not learn of it from Company. 7. Dispute Resolution (a) Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Director and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to this Agreement shall be brought DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84

in either the United States District Court for the State of Delaware or in a Delaware state court and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable. (b) Attorneys’ Fees. Should any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys’ fees in such proceeding. This amount shall be determined by the court in such proceeding or in a separate action brought for that purpose. In addition to any amount received as attorneys’ fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys’ fees and costs incurred in enforcing any judgment against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment. 8. Entire Agreement This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Agreement. 9. Amendments; Waivers This Agreement may be amended, modified, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged. Any amendment or waiver by the Company must be approved by the Board and executed on behalf of the Company by its Chief Executive Officer. If the Director shall also serve as Chief Executive Officer, such amendment or waiver must be executed on behalf of the Company by an officer designed by the Board. 10. Assignment This Agreement shall not be assignable by either party. 11. Severability If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84

period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law. 12. Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. 13. Interpretation This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement. 14. Binding Agreement Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Director. To the extent that the practices, policies, or procedures of the Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Director’s duties or compensation as Board Member will not affect the validity or scope of the remainder of this Agreement. 15. Director Acknowledgment Director acknowledges Director has had the opportunity to consult legal counsel concerning this Agreement, that Director has read and understands the Agreement, that Director is fully aware of its legal effect, and that Director has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement. Director further acknowledges that Company has not provided any legal advice to Director in connection with this Agreement. 16. Mutual Non-Disparagement Director and the Company mutually agree to forbear from making, causing to be made, publishing, ratifying, or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them. Further, the parties hereto agree to forbear from making any public or non-confidential statement with respect to the any claim or complain against either party without the mutual consent of each of them, to be given in advance of any such statement. 17. Counterparts This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84

SIGNATURE PAGE FOLLOWS The parties have duly executed this Agreement as of the date first written above. HYZON MOTORS INC. ANDREA FARACE a Delaware Corporation an Individual By: ____________________________ Title: ____________________________ DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84 CEO Parker Meeks

EXHIBIT A DESCRIPTION OF DIRECTOR’S SERVICES Responsibilities as Director. Director shall have all responsibilities of a Director of the Company imposed by Delaware or applicable law, the Articles of Incorporation, as amended, and Bylaws, as amended, of Company. These responsibilities shall include, but shall not be limited to, the following: 1. Attendance. Use best efforts to attend scheduled meetings of Company’s Board of Directors and any Board Committee on which Director may serve; 2. Act as a Fiduciary. Represent the shareholders and the interests of Company as a fiduciary using his best judgment acting foremost in the interests of the Company’s shareholders and stakeholders; and 3. Participation. Participate as a full voting member of Company’s Board and any Board Committee in setting overall objectives, approving plans and programs of operation, formulating general policies, offering advice and counsel, serving on Board Committees, and reviewing management performance. 4. Other. (a) Director acknowledges and agrees that the Company may rely upon Director’s expertise in product development, marketing, or other business disciplines where Director has a deep understanding with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board. (b) Director will notify the Company promptly if he is subpoenaed or otherwise served with legal process in any matter involving the Company or its subsidiaries. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or its subsidiaries, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney. DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84

EXHIBIT B DIRECTOR’S FEES, STOCK OPTIONS, RSUs AND VESTING Cash Compensation Annual Cash Retainer: The Annual Cash Retainer shall be $60,000, paid annually. The Annual Cash Retainer will be prorated based on number of months active service, rounded to the nearest whole month of service. The Annual Cash Retainer will be paid quarterly in arrears. The following example illustrates application of these provisions: Committee Member Fee (Non-Chair): Director shall receive the following additional annual Fees for serving as a Member of the following Board Committees: Board Committee Annual Committee Member Fee Nominating and Governance Committee $7,500 The Fees will be prorated based on number of months active service, rounded to the nearest whole month of service, paid quarterly in arrears. Equity Compensation Initial Equity Award: Subject to actual grant by the Compensation Committee and the terms and conditions in the Company’s 2021 Stock Incentive Plan and an individual award agreement between the Company and Director, Director will be granted Options and RSUs as further described herein with a combined value of $225,000, with the Options determined using the Black Scholes formula (the “New Hire Equity Grant”). The New Hire Equity Grant shall be comprised of the following: Equity Type Percentage Number of Options/RSUs Options 50% of $225,000 Based on Black Scholes Formula on date of grant or date prior to the date of grant RSUs 50% of $225,000 Based on closing price of Common stock on date of grant or date prior to the date of grant DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84

1. The Options and RSUs will be subject to 3-year vesting, where 1/3rd of the Options and RSUs will vest upon each of the one-year, two-year and three-year anniversary of the grant date, subject to continued service through each such date. One-third of the Options will be exercisable from the first anniversary of the grant date. 2. Options will expire five years from the date of issue. 3. The Company shall provide a cashless (“net settlement”) exercise procedure if elected by Director. Annual Equity Award: Subject to actual grant by the Compensation Committee and the terms and conditions of the Company’s 2021 Stock Incentive Plan and an individual award agreement between Company and Director, subject to Director’s ongoing service with the Company’s Board of Directors, on the date of each Company Annual Meeting of Shareholders (but excluding the Annual Meeting in the year which Director is first appointed to the Board), Company will grant Director Options and RSUs with a combined value of $165,000; the number of Options shall be as determined using the Black Scholes formula (the “Annual Equity Grant”). The Annual Equity Awards shall be comprised of the following: Equity Type Percentage Number of Options/RSUs Options 50% Based on Black Scholes Formula on date of grant or date prior to the date of grant RSUs 50% Based on closing price of Common stock on date of grant or date prior to the date of grant Annual Options and RSUs will vest in full on the one-year anniversary of the grant date, subject to Director’s ongoing service. The Options are exercisable for five years from the first anniversary of the grant. DocuSign Envelope ID: 5F2AF94B-B28C-4D32-B27F-364017D49B84